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                                  EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the American Science and Engineering, Inc. 1997 Non-Qualified Stock Option Plan to be filed May 28, 1997, of our reports dated June 5, 1996 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the year ended March 29, 1996 and to all references to our Firm included in this registration statement.

     Arthur Andersen LLP

     Boston, Massachusetts
     May 21, 1997